Amendment No. 2 to Research Agreements Guardian - Intermolecular

Amendment No. 2
to the Research Agreements between
Guardian Industries and Intermolecular

WHEREAS GUARDIAN INDUSTRIES CORP., a Delaware corporation located at 2300 Harmon Road, Auburn Hills, Michigan 48326 (hereinafter referred to as "Guardian") and INTERMOLECULAR, INC., a Delaware corporation located at 3011 North First Street, San Jose, California 95134 (hereinafter referred to as "Intermolecular"), entered into the following agreements –

1.
A RESEARCH AGREEMENT effective Feb. 8, 2010 ("Sol-Gel Agreement"), which incorporates by reference a Task Order effective February 8, 2010, a Task Order effective Jul. 22, 2010, a Task Order effective Oct. 22, 2010, and a Task Order effective May 1, 2011 as amended on November 1, 2011.

2.
A RESEARCH AGREEMENT effective Jul. 15, 2010 ("Master Agreement"), which incorporates by reference a Task Order effective Jul. 22, 2010, a Task Order effective November 30, 2010, a Task Order effective Jan. 1, 2012 and a Task Order effective June 1, 2012.

3.
An Amendment Number One to the Sol-Gel Agreement and the Master Agreement effective Jan. 1, 2012 (“Amendment Number One”) (the Sol-Gel Agreement, the Master Agreement and the Amendment Number One are herein collectively referred to as “Research Agreements”);

WHEREAS Guardian and Intermolecular wish to modify the terms of the Research Agreements;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guardian and Intermolecular agree to modify the terms of the Research Agreements by this amendment (hereinafter “Amendment Number Two”) as set forth below :

1.	AMENDMENT EFFECTIVE DATE

1.1	This Amendment shall have an effective date of December 31, 2013 (“Amendment 2 Effective Date”).

2.	MODIFICATION OF SECTION 2.1 OF AMENDMENT NUMBER ONE

2.1	Section 2.1 of Amendment Number One is deleted in its entirety and replaced with the following:

2.1. Notwithstanding anything to the contrary in the Research Agreements, unless terminated by mutual agreement or for breach, the Research Agreements shall terminate two (2) years and one (1) month from the Amendment Effective Date (hereinafter defined as “Term”).

3.	MISCELLANEOUS
This Amendment Number Two shall be deemed to be incorporated into the Research Agreements and made a part thereof. All references to the Research Agreements in any other document shall be deemed to refer to the Research Agreements as modified by this Amendment Number Two. Except as modified by this Amendment Number Two, all of the terms and conditions of the Research Agreements shall remain in full force and effect. In the event that the terms of this Amendment Number Two conflict with the terms of the Research Agreements, the terms of this Amendment Number Two shall control.

4.	EXECUTION
This Amendment Number Two may be executed in any number of counterpart originals, each of which shall be deemed an original instrument for all purposes, but all of which shall comprise one and the same instrument. This Amendment Number Two may be delivered by electronic mail or facsimile, and a scanned version of this Amendment Number Two shall be binding as an original.

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Amendment No. 2 to Research Agreements Guardian - Intermolecular

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Two to be executed by their duly authorized representatives:

“Guardian”                    “Intermolecular”

Guardian Industries Corp.            Intermolecular, Inc.

Date: December 30, 2013            Date: December 30, 2013

Name: /s/Sheldon Davis                Name: /s/David E. Lazovsky

(Print) Sheldon Davis                (Print) David E. Lazovsky

Title: VP, Glass Innovation            Title: President and CEO

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